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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549


                            FORM 8-K

                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  March 1, 1996




                     REGIONS FINANCIAL CORPORATION
     (Exact name of registrant as specified in its charter)





   Delaware                  0-6159                63-0589368
(State or other            (Commission          (IRS Employer
jurisdiction of           File Number)        Identification No.)
incorporation)




417 North 20th Street, Birmingham, Alabama                  35203
(Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code:  (205) 326-7100

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Item 2.  Acquisition or Disposition of Assets

     On March 1, 1996, (the "Effective Date"), Regions Financial Corporation ("Regions") completed the combination with First National Bancorp ("FNB"). The combination was accomplished by means of the merger ("the Merger") of FNB with and into Regions Merger Subsidiary, Inc. ("Merger Corp"), a newly-formed subsidiary of Regions, pursuant to the Agreement and Plan of Reorganization between Regions and FNB dated as of October 22, 1995 (the "Agreement"), and the related Plan of Merger between FNB and Merger Corp dated as of February 22, 1996. As a result of the Merger, Merger Corp as successor to FNB is a wholly owned operating subsidiary of Regions. In conjunction with and as a part of the Merger, each of the 20,947,510 shares of FNB common stock was converted into 0.76 of a share of Regions common stock. Immediately prior to the Effective Date, Regions had 46,399,356 shares of common stock issued, including 160,000 shares of treasury stock; 15,920,108 shares of Regions common stock resulted from the conversion of FNB common stock; and 62,159,464 shares of Regions common stock were issued and outstanding immediately following the Merger.

     The consideration given by Regions to FNB stockholders in the Merger was determined in arms-length negotiations between Regions and FNB. There were no material relationships between Regions and FNB, or between the affiliates, directors and officers of Regions and their associates, on the one side, and the affiliates, directors and officers of FNB and their associates, on the other side. Regions attempted to agree upon an exchange ratio that would be sufficiently attractive to FNB to induce FNB's agreement, and not be detrimental to Regions' existing stockholders. Regions also took into account the trading price of its common stock at the time it entered into the Agreement.

     FNB was a bank holding company based in Gainesville, Georgia with assets of approximately $3.1 billion as of December 31, 1995, with 55 banking offices in Georgia and nine in Florida.

     The plant, equipment, and other physical property acquired by Regions in the Merger is not material.

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Item 7.  Financial Statements and Exhibits.

     As of the date of filing this current report on Form 8-K, it is not practical to provide the financial statements and other financial information called for by Item 7 with the requisite independent auditors report and consents. Financial statements satisfying the requirements of Item 7 will be filed on or before March 30, 1996:

HISTORICAL FINANCIAL STATEMENTS OF FIRST NATIONAL BANCORP


FOR THE YEARS ENDED DECEMBER 31, 1994, 1993, AND 1992
    INDEPENDENT AUDITORS' REPORT
     Consolidated Balance Sheets as of
          December 31, 1994 and 1993
     Consolidated Statements of Income
     Consolidated Statements of Shareholders' Equity
     Consolidated Statements of Cash Flows
     Notes to Consolidated Financial Statements
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1994
     Consolidated Balance Sheet
          as of September 30, 1995 (Unaudited)
     Consolidated Statements of Income (Unaudited)
     Consolidated Statements of Cash Flows (Unaudited)
     Notes to Unaudited Consolidated Interim Financial Statements


   (c) Exhibits. The exhibits listed in the exhibit index are filed as a part of or incorporated by reference in this current report on Form 8-K.

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                           SIGNATURES


   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                      Regions Financial Corporation (Registrant)

                      By:     /s/ Robert P. Houston
                              Executive Vice President and Comptroller


Date: March 15, 1996

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                          EXHIBIT INDEX


                                                       Sequential
Exhibit                                                  Page No.

2.1 Agreement and Plan of Reorganization dated as of October 22, 1996 by and between Regions Financial Corporation and First National Bancorp - incorporated by reference from Regions's Registration Statement on Form S-4, No. 33-64549, filed under the Securities Act of 1933.

2.2 Plan of Merger dated as of February 22, 1996, by and between First National Bancorp and Regions Merger Subsidiary, Inc. - incorporated by reference from Regions's Registration Statement on Form S-4, No. 33-64549, filed under the Securities Act of 1933.


99.       Press Release dated March 1, 1996.